UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 27, 2005

Date of Report (Date of earliest event reported)

Amtech Systems, Inc.

(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Clark Drive, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 967-5146

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors

(1)	On October 27, 2005, the Board of Directors of Amtech Systems Inc. (the “Company”) elected Lawrence D. Firestone as a Director of the Company.

(2)	There are no arrangements or understandings between Mr. Firestone and any other persons pursuant to which Mr. Firestone was selected as a Director.

(3)	Mr. Firestone has been appointed to serve on the Audit Committee of the Company’s Board.

(4)	Mr. Firestone has not had any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 7.01 Regulation FD Disclosure

On October 31,2005, the Company issued a press release regarding the election of Mr. Firestone to the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
99.1	Press Release dated October 31, 2005, regarding the election of Lawrence D. Firestone as a Director of the Company and his appointment to serve on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: November 2, 2005	By:	/s/ Robert T. Hass
		Name:	Robert T. Hass
		Title:	Vice President-Finance

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 31, 2005, regarding the election of Lawrence D. Firestone as a Director of the Company and his appointment to serve on the Audit Committee.